SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

   Filed by a registrant  /  /

   Filed by a party other than the registrant  /x/

   Check the appropriate box:

   /  /  Preliminary proxy statement.      /  / Confidential, for use of the
                                           Commission only (as permitted
                                           By Rule 14a-6(e)(2)).

   /  /  Definitive proxy statement.

   /  /  Definitive additional materials.

   /x/  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.


                               HMN FINANCIAL, INC.
                (Name of Registrant as Specified in Its Charter)

                        LASALLE FINANCIAL PARTNERS, L.P.
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

   Payment of filing fee (check the appropriate box):

   /x/  No fee required.

   /  / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-
        11.

             (1) Title of each class of securities to which transaction applies:
             (2) Aggregate number of securities to which transaction applies:
             (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act 0-11.
             (4)  Proposed maximum aggregate value of transaction:
             (5)  Total fee paid:

   /  /  Fee paid previously with preliminary materials

   / / Check box if any part of the fee as provided by Exchange Act Rule 0-11(a)(2) and identify for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

             (1)  Amount Previously Paid:
             (2)  Form, Schedule or Registration No.:
             (3)  Filing Party:

                        LaSalle Financial Partners, L.P.

   259 E. Michigan Avenue - Kalamazoo, Michigan  49007 - TEL:  (616) 344-4993

                             Materials in Opposition
                   to Management and the Board of Directors of
                               HMN Financial, Inc.

              Re:  Annual Meeting of Shareholders -- April 28, 1998


   March 5, 1998


   Dear Fellow Shareholder:

   LaSalle Financial Partners is the owner of 9.7% of HMN Financial. We wanted to let you know that LaSalle Financial, together with Richard J. Nelson and Peter T. Kross (the Presidents of the general partners of LaSalle Financial) as well as Thomas A. Burton, intend to file proxy materials with the Securities and Exchange Commission concerning HMN Financial's upcoming annual meeting. We intend to use those materials to solicit proxies to elect Thomas A. Burton as a director of HMN Financial.

   It is possible you may receive an annual report, proxy statement and proxy card from HMN Financial's management and Board before our materials arrive, and you will be asked to return the company's proxy card.

   We encourage you not to vote your shares until you receive and review our proxy materials.

   Thank you for your cooperation.


   Sincerely,



   Richard J. Nelson                       Peter T. Kross
   President                               President
   LaSalle Capital Management, Inc.        Talman Financial, Inc.

        Since you hold your shares through a brokerage firm or bank, your proxy materials will be forwarded directly to you by your bank or brokerage firm.

        To help us communicate with you, we would appreciate it if you would take a few minutes to fill out the information requested below.

        At your request, we would also be pleased to forward copies of our materials to your personal stock broker or financial advisor.

        Thank you for your time and cooperation.


   Shareholder Information

      Name: ____________________________________________________________
   Address: ____________________________________________________________
      City: __________________________ State: _______ Zip:  ____________
     Phone: ___________________________    Fax: ________________________
   I hold my HMN Financial
          shares through:         __________________________________
                                   (Name of Brokerage Firm or Bank)

         Number of shares owned:  __________________________________


   Stock Broker or Financial Advisor Information

      Name: ____________________________________________________________
      Firm: ____________________________________________________________
   Address: ____________________________________________________________
      City: __________________________ State: _______ Zip:  ____________
     Phone: ___________________________    Fax: ________________________


   Please return this form to our attention at the address indicated above. If you prefer, you may fax it to our offices at (616) 344-4994.